UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2011

DJSP ENTERPRISES, INC.

(Exact Name of Registrant as Specified in Its Charter)

British Virgin Islands	001-34149	98-0667099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 South Pine Island Road Plantation, Florida	33324
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (954) 727-8217

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFT 240.13e-4( c))

Item 1.01Entry into a Material Definitive Agreement.

On December 29, 2011, DAL Group, LLC (“DAL”), a subsidiary of DJSP Enterprises, Inc. (the “Company”), and DAL Holding Company - DS, LLC (formerly Default Servicing, LLC) (the “Target”), which is a subsidiary of DAL, entered into a First Amendment to Asset Purchase Agreement (the “Amendment”) by and among DAL, the Target, Homeland Security Capital Corporation (“HSCC”) and Default Servicing USA, Inc. (“Buyer”), which is a subsidiary of HSCC.  The Amendment amended that certain Asset Purchase Agreement dated as of June 22, 2011 (the “Purchase Agreement”), which Purchase Agreement was described in and attached to the Company’s Current Report on Form 8-K filed on June 23, 2011.  Under the terms of the Purchase Agreement, DAL sold substantially all of the assets of the Target to Buyer for cash and certain future contingent payments.  Pursuant to the terms of the Amendment, DAL agreed to relinquish its rights to receive all future contingent payment amounts due and owing to the Target (as required under the terms of the Purchase Agreement) relating to the period from and after January 1, 2012, in consideration of a cash payment by the Buyer to the Target in the amount of $200,000.00.  The foregoing description of the Amendment and the agreements and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

On December 30, 2011 (the “Effective Date”), DAL Group, LLC (“Borrower”), a subsidiary of DJSP Enterprises, Inc. (the “Company”), and Borrower’s subsidiary, DJS Processing, LLC (“DJS”), as well as the Law Offices of David J. Stern, P.A. (the “Law Offices”) and BA Note Acquisition LLC (“Lender”), entered into a Forbearance Agreement (the “Forbearance Agreement”) pursuant to which Lender has agreed to forbear from exercising any of its available default rights and remedies, including not taking action to enforce payment of the principal and interest on Borrower’s revolving line of credit (the “Line of Credit”), which Line of Credit is evidenced in part by that certain Loan Agreement dated as of March 18, 2010, pursuant to which Lender’s predecessor-in-interest, Bank of America, N.A., made a loan to Borrower in the original principal amount of $15,000,000.00,  through June 30, 2012, as long as Borrower makes weekly payments to Lender of cash held by Lender in its operating accounts in excess of agreed upon levels, as well as providing to Lender the proceeds of any sale not in the ordinary course of business and to which another secured creditor does not have a priority interest.  On the Effective Date, Borrower also paid Lender $650,000 to reduce its indebtedness to Lender under the Line of Credit.  During this forbearance period, Borrower and DJS are required to operate pursuant to an operating budget agreed upon by the parties.  Similarly, the Forbearance Agreement requires the Law Offices, the primary account receivable debtor of DJS, to operate pursuant to an operating budget and to make weekly payments to Lender of cash held by Law Offices in excess of agreed upon levels, which cash payments will be applied to reduce the amount of Law Office’s indebtedness to DJS.  Such payments will be applied in turn to reduce amounts outstanding and due by Borrower and DJS under the Line of Credit to Lender.  The Law Offices also assigned to DJS and Lender the proceeds of any causes of action (less the cost of collection and a 10% consulting fee payable to David J. Stern) of Law Offices against its account debtors.  Because the Forbearance Agreement requires all Excess Cash (as defined in the Forbearance Agreement) of Borrower and its subsidiaries to be paid to Lender, in the event Borrower, DJS, or the Law Offices do not have sufficient cash to fund their expenses as set forth in their approved operating budgets, Lender may in its sole discretion make additional advances to them under the Line of Credit to fund such expenses, thereby increasing their respective debt obligations to Lender and DJS under the Line of Credit.  As of the Effective Date, the outstanding principal balance of the Line of Credit was $3,020,846.12.  Kerry S. Propper, a member of the Board of Directors of the Company, owns a non-controlling interest in Lender.  An affiliate of David J. Stern, the former Chairman, President and Chief Executive Officer of the Company, owns a non-controlling interest in Lender.  The foregoing description of the Forbearance Agreement and the agreements and transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete Forbearance Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 7.01 Regulation FD Disclosure.

On January 3, 2012, the Company, DAL, and DJS filed a complaint in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida (Case #CACE12000096, the “Stern Lawsuit”) against David J. Stern, Law Offices of David J. Stern, P.A., Stern Holding Company-DS, Inc. f/k/a Default Servicing, Inc., Stern Holding Company-Professional Title and Abstract Company of Florida, Inc. (collectively referred to as the “Stern Parties”), and P&M Corporate Finance, LLC, a  Michigan limited liability company (“P&M”).  The Stern Lawsuit alleges, among other things, fraud and legal malpractice by the Stern Parties arising out of a business combination transaction (the “Transaction”) in which the Company acquired the Stern Parties’ non-legal mortgage foreclosure processing and support service operations in December 2009. In the Stern Lawsuit, the Company also alleges that P&M, which provided financial advisory services in connection with the Transaction, failed to act with due professional care in its design and review of a financial model for the Company and in preparing pro forma financial statements on which the Company relied prior to entering into the Transaction.  As a result of the allegations contained in the complaint, the Company, DAL and DJS suffered damages for which they seek redress in the Stern Lawsuit.  The foregoing description of the Stern Lawsuit and the allegations and requests for relief therein does not purport to be complete and is qualified in its entirety by reference to the Stern Lawsuit complaint, a copy of which is attached as Exhibit 99.1 hereto.

On January 3, 2012, the Company filed a lawsuit against the professional financial and accounting firms, McGladrey & Pullen, LLP (“MP”) and Grant Thornton, LLP (“GT”) in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida (Case #CACE12000097, the “Accounting Professionals Lawsuit”). The Accounting Professionals Lawsuit alleges, among other things, that MP and GT failed to act with due professional care in preparing financial statement and reports on which the Company relied prior to entering into the Transaction, which resulted in the Company suffering damages for which it seeks redress in the Accounting Professionals Lawsuit.  The foregoing description of the Accounting Professionals Lawsuit and the allegations and requests for relief therein does not purport to be complete and is qualified in its entirety by reference to the Accounting Professionals Lawsuit complaint, a copy of which is attached as Exhibit 99.2 hereto.

The information under Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

10.1
First Amendment to Asset Purchase Agreement, dated December 29, 2011, by and among Homeland Security Capital Corporation, Default Servicing USA, Inc., DAL Holding Company - DS, LLC (formerly Default Servicing, LLC), and DAL Group, LLC.

10.2	Forbearance Agreement dated as of December 30, 2011 by and among BA Note Acquisition LLC, DAL Group, LLC, DJS Processing, LLC, and Law Offices of David J. Stern, P.A.

99.1	Complaint [Case #CACE12000096] related to the Stern Lawsuit filed January 3, 2012 in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida.

99.2	Complaint [Case #CACE12000097] related to the Accounting Professionals Lawsuit filed January 3, 2012 in the Circuit Court of the Seventeenth Judicial Circuit, in and for Broward County, Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJSP Enterprises, Inc.
(Registrant)

Date January 3, 2012	By	/s/ Stephen J. Bernstein
Stephen J. Bernstein, President and Chief Executive Officer